Exhibit 99.1

Investor Update - June 11, 2013

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This update includes forecasted operational and financial information for our mainline and consolidated operations. Our disclosure of operating cost per available seat mile, excluding fuel and other items, provides us (and may provide investors) with the ability to measure and monitor our performance without these items. The most directly comparable GAAP measure is total operating expenses per available seat mile. However, due to the large fluctuations in fuel prices, we are unable to predict total operating expenses for any future period with any degree of certainty. In addition, we believe the disclosure of fuel expense on an economic basis is useful to investors in evaluating our ongoing operational performance. Please see the cautionary statement under “Forward-Looking Information.”

We are providing information about estimated fuel prices and our hedging program. Management believes it is useful to compare results between periods on an “economic basis.” Economic fuel expense is defined as the raw or “into-plane” fuel cost less any cash we receive from hedge counterparties for hedges that settle during the period, offset by the recognition of premiums originally paid for those hedges that settle during the period. Economic fuel expense more closely approximates the net cash outflow associated with purchasing fuel for our operation.

Forward-Looking Information
This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2012. Some of these risks include general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, and changes in laws and regulations. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

ALASKA AIRLINES - MAINLINE
Operating Statistics

	May 2013	Change Y-O-Y	QTD 2013	Change Y-O-Y
Revenue passengers (in thousands)	1,666	6.4%	3,281	6.5%
Traffic (RPMs in millions)	2,197	6.7%	4,365	7.9%
Capacity (ASMs in millions)	2,541	7.3%	5,039	8.6%
Load factor	86.5%	(0.4) pts	86.6%	(0.5) pts
Passenger RASM (cents)	11.08¢	(4.2)%	11.26¢	(4.4)%
RASM (cents)	13.05¢	(3.8)%	13.21¢	(4.3)%
Economic fuel cost per gallon	$3.25	(6.4)%	$3.31	(6.1)%

Forecast Information

	Forecast Q2 2013	Change Y-O-Y	Prior Guidance May 15, 2013	Forecast Full Year 2013	Change Y-O-Y	Prior Guidance May 15, 2013
Capacity (ASMs in millions)	7,725 - 7,775	~ 8.5%	7,725 - 7,775	30,150 - 30,650	~ 8%	30,150 - 30,650
Cost per ASM excluding fuel and special items (cents)	7.35¢ - 7.40¢	~ (1)%	7.40¢ - 7.45¢	7.5¢(a)	~ (1)%	7.5¢
Fuel gallons (in millions)	99	~ 6.5%	99	390 - 395	~ 6.5%	390 - 395
Economic fuel cost per gallon(b)	$3.30	~ (3)%	$3.31	(b)	(b)	(b)

(a)
Our full year guidance does not reflect the impact of the tentative agreement recently reached between Alaska Airlines and the Air Line Pilots Association, International. We expect to know the results of the ratification vote in July and full year guidance will be updated at that time.

(b)
Our economic fuel cost per gallon estimate for the second quarter includes the following per-gallon assumptions: crude oil cost - $2.23 ($94 per barrel), refining margin - 57 cents, cost of settled hedges - 22 cents, with the remaining difference due to taxes and other into-plane costs. Because of the volatility of fuel prices, we do not provide full-year economic fuel estimates.

Changes in Advance Booked Load Factors (percentage of ASMs that are sold)(a)

	June	July	August
Point Change Y-O-Y	- 1 pt	+ 0.5 pts	+ 1 pt
Prior Guidance May 15, 2013 - Point Change Y-O-Y	- 1.5 pts	- 0.5 pts	N/A

(a)	Percentage point change compared to the same point in time last year.

AIR GROUP - CONSOLIDATED
Operating Statistics

	May 2013	Change Y-O-Y	QTD 2013	Change Y-O-Y
Revenue passengers (in thousands)	2,305	6.6%	4,523	6.3%
Traffic (RPMs in millions)	2,415	6.6%	4,790	7.5%
Capacity (ASMs in millions)	2,809	6.6%	5,566	7.7%
Load factor	86.0%	0.0 pts	86.0%	(0.2) pts
Passenger RASM (cents)	12.29¢	(3.3)%	12.41¢	(4.0)%
RASM (cents)	14.29¢	(2.9)%	14.40¢	(3.8)%
Economic fuel cost per gallon	$3.26	(6.4)%	$3.32	(6.0)%

Forecast Information

	Forecast Q2 2013	Change Y-O-Y	Prior Guidance May 15, 2013	Forecast Full Year 2013	Change Y-O-Y	Prior Guidance May 15, 2013
Capacity (ASMs in millions)	8,525 - 8,575	~ 7.5%	8,525 - 8,575	33,600 - 34,100	~ 7.5%	33,600 - 34,100
Cost per ASM excluding fuel and special items (cents)	8.25¢ - 8.30¢	~ (1)%	8.30¢ - 8.35¢	8.35(a)	~ (1.5)%	8.35¢
Fuel gallons (in millions)	112	~ 5.5%	112	445 - 450	~ 6%	445 - 450
Economic fuel cost per gallon	$3.30	~ (3)%	$3.31	(b)	(b)	(b)

(a)
Our full year guidance does not reflect the impact of the tentative agreement recently reached between Alaska Airlines and the Air Line Pilots Association, International. We expect to know the results of the ratification vote in July and full year guidance will be updated at that time.

(b)	Because of the volatility of fuel prices, we do not provide full-year economic fuel estimates.

Changes in Advance Booked Load Factors (percentage of ASMs that are sold)(a)

	June	July	August
Point Change Y-O-Y	- 0.5 pts	+ 1 pt	+ 1 pt
Prior Guidance May 15, 2013 - Point Change Y-O-Y	- 1 pt	flat	N/A

(a)	Percentage point change compared to the same point in time last year.

Nonoperating Expense
We expect that our consolidated nonoperating expense will be approximately $5 million to $7 million in the second quarter of 2013.

AIR GROUP - CONSOLIDATED (continued)
Stock Repurchase
During 2013, Air Group has repurchased 770,138 shares of its common stock for approximately $43 million under our existing repurchase program. This includes 35,828 shares of its common stock repurchased for approximately $2 million from May 31, 2013 through June 6, 2013. This program does not have an expiration date, but is expected to be completed by December 31, 2014.

Cash and Share Count

	May 31, 2013	March 31, 2013
Cash and marketable securities	$1,353	$1,265
Common shares outstanding	70.186	70.493

Future Fuel Hedge Positions(a)
We use both call options on crude oil futures and swap instruments on LA Jet refining margins to hedge against price volatility of future jet fuel consumption. We have refining margin swaps in place for approximately 50% of our second quarter 2013 estimated jet fuel purchases at an average price of 78 cents per gallon and 14% of our third quarter 2013 estimated purchases at an average price of 55 cents per gallon. Our crude oil positions are as follows:

	Approximate % of Expected Fuel Requirements	Weighted-Average Crude Oil Price per Barrel	Average Premium Cost per Barrel
Second Quarter 2013	50%	$99	$12
Third Quarter 2013	50%	$101	$11
Fourth Quarter 2013	50%	$102	$10
Remainder of 2013	50%	$101	$11
First Quarter 2014	50%	$103	$9
Second Quarter 2014	45%	$103	$9
Third Quarter 2014	38%	$102	$8
Fourth Quarter 2014	33%	$104	$7
Full Year 2014	41%	$103	$8
First Quarter 2015	28%	$104	$7
Second Quarter 2015	22%	$103	$6
Third Quarter 2015	17%	$106	$5
Fourth Quarter 2015	11%	$106	$5
Full Year 2015	19%	$104	$6
First Quarter 2016	6%	$105	$4
Full Year 2016	1%	$105	$4

(a)
All of our future oil positions are call options, which are designed to effectively cap the cost of the crude oil component of our jet fuel purchases. With call options, we benefit from a decline in crude oil prices, as there is no cash outlay other than the premiums we pay to enter into the contracts.